Exhibit (3)(ii)
AMENDED AND RESTATED
BYLAWS
OF
THE GABELLI EQUITY TRUST INC.
A Maryland Corporation
ARTICLE I
OFFICES
     SECTION 1. Principal Office. The principal office of The Gabelli Equity Trust Inc. (the “Corporation”) in the State of Maryland shall be located at such place as the Board of Directors may designate.
     SECTION 2. Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 1. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held at such date and time as the Board of Directors shall determine in its discretion. An annual meeting may be held at any place in or out of the State of Maryland as may be determined by the Board of Directors as shall be designated in the notice of the meeting and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation’s charter (the “Charter”) or these Bylaws.
     SECTION 2. Special Meetings.
     (a) General. The Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 2, a special meeting of stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting. Subject to subsection (b) of this Section 2, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors, whoever shall have called the meeting. In fixing a date for any special meeting, the Chairman of the Board, the President, the Chief Executive Officer or the Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting.
     (b) Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.
          (2) In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.
          (3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
          (4) In the case of any special meeting called by the Secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 2(b).
          (5) If written revocations of the Special Meeting Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the Secretary: (i) if the notice of meeting has not already been given, the Secretary shall refrain from giving the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been given and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.
          (6) The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
          (7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     SECTION 3. Notice of Meetings. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail or, to the extent permitted by applicable law or consented to by the stockholder, transmitting the notice by electronic mail or other form of legally permissible electronic transmission at least ten (10) days, but not more than ninety (90) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting. Notice directed to a stockholder by electronic mail or other form of electronic transmission may be transmitted to any address at which the stockholder receives electronic mail or other electronic transmissions.
     SECTION 4. Quorum. Except as otherwise provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders. In the absence of a quorum, the chairman of the meeting may adjourn the meeting as provided in Section 5 of this Article II. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended (the “Investment Company Act”), or other applicable statute, the Charter or these Bylaws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.
     SECTION 5. Adjournment and Postponement. The chairman of the meeting may adjourn any meeting of stockholders sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 12(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.
     SECTION 6. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board, if any, or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the Vice Chairman of the Board, if any, the President, any Vice Presidents in order of their rank and seniority, the Secretary, the Treasurer or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. In the discretion of the chairman of the meeting selected pursuant to the foregoing provisions of this Section 6, the lead independent director may conduct such meeting of stockholders in lieu of the individual selected pursuant to the foregoing provisions. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or, in the absence of both the Secretary and Assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an

Assistant Secretary, or, in the absence of Assistant Secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be open and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
     SECTION 7. Voting. Except as otherwise provided by statute or the Charter, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to Section 9 of this Article II. The affirmative vote of a majority of the shares present at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a different vote is required by statute or by the Charter.
     SECTION 8. Proxies. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by (i) transmitting any authorization by telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means in accordance with procedures approved by an officer of the Corporation or (ii) a proxy signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

     SECTION 9. Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.
     SECTION 10. Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
     SECTION 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Charter, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders’ meetings: (a) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.
     SECTION 12. Proposals of Business.
     (a) Annual Meetings of Stockholders.
          (1) Proposals of business to be considered by the Corporation’s stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record from the time the stockholder gives notice as provided for in this Section 12 to the time of the annual meeting, who is entitled to vote at the annual meeting on any such business and who has complied with this Section 12.
          (2) For any business to be properly brought before an annual meeting by a stockholder pursuant to Section 12(a)(1), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 12 and shall be delivered to the

Secretary at the principal executive office of the Corporation neither earlier than 9:00 a.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of the proxy statement (as defined in Section 12(c)(3) of this Article II) for the preceding year’s annual meeting; provided, however, that such notice for the 2011 annual meeting of stockholders shall be delivered to the Secretary at the principal executive office of the Corporation neither earlier than 9:00 a.m., Eastern Time, on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, further, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, or in the event that no annual meeting was held the preceding year, notice by the stockholder will be timely if so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
          (3) Any stockholder’s notice delivered pursuant to Section 12(a)(2) shall set forth:
               (i) as to any business that the stockholder proposes to bring before the annual meeting, a description of such business (including the complete text of any resolutions to be presented at the annual meeting), the stockholder’s reasons for proposing such business at the annual meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom;
               (ii) as to each of the stockholder giving the notice and any Stockholder Associated Person,
                    (A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder or Stockholder Associated Person, the date(s) on which such Company Securities were acquired and the investment intent of such acquisition(s), and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person (whether or not such person maintains a “net long” position),
                    (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder or Stockholder Associated Person,
                    (C) whether and the extent to which such stockholder or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement) (w) the value of which is derived in whole or in part from the value of any Company Securities, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from changes in the value or price of any Company Securities, (y) the effect or intent of which is to mitigate loss or manage risk or benefit of changes in the value or price of any Company Securities, or (z) which provides the right to vote or increase or decrease the voting power of such stockholder or Stockholder Associated Person, with respect to any Company Securities;
                    (D) whether such stockholder or Stockholder Associated Person is, or is not, an “interested person” of the Corporation, as such term is defined in the Investment Company Act, and the rules promulgated thereunder, and information regarding such stockholder or Stockholder Associated Person that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;
               (iii) as to each of the stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to in clause (ii) of this Section 12(a)(3),
                    (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person, and
                    (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
               (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of business on the date of such stockholder’s notice; and
               (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the annual meeting.
          (4) “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder (including, but not limited to, in connection with such stockholder’s proposal of one or more Proposed Nominees (as defined in Article I, Section 13 of these Bylaws) and/or of any business) with respect to the Corporation or any Company Securities, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (as defined in Rule 16a-1(a)(1), without reference to the proviso therein, or Rule 16a-1(a)(2), or any successor provisions, under the Exchange Act), and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
     (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the special meeting pursuant to the Corporation’s notice of meeting.
     (c) General.
          (1) If information submitted pursuant to this Section 12 by any stockholder proposing business at an annual meeting of stockholders shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the business in respect of which such information is required by Section 12(a)(3) may be deemed not to have been proposed, in accordance with this Section 12. Any such stockholder shall notify the Corporation of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information. Within five business days after the record date related to the annual meeting of stockholders, and upon written request by the Secretary or the Board of Directors, within five business days of delivery of such request (or such other period as may be specified in such request), any such stockholder shall provide (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy or certify the completeness of any information submitted or required to be submitted by the stockholder pursuant to this Section 12, and (ii) a written update of any information submitted by the stockholder pursuant to this Section 12 as of the record date or a date not later than such request by the Secretary or the Board of Directors. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided, and the business in respect of which such information is required by Section 12(a)(3) may be deemed not to have been proposed, in accordance with this Section 12.
          (2) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 12. The Board of Directors and the chairman of the meeting shall each have the power to determine whether any business proposed to be brought before the meeting was proposed in accordance with this Section 12.
          (3) For purposes of this Section 12, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
          (4) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and any rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
     SECTION 13. Nominations.
     (a) Annual Meetings of Stockholders.
          (1) Nominations of individuals for election to the Board of Directors may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record from the time the stockholder gives notice as provided for in this Section 13 to the time of the annual meeting, who is entitled to vote at the annual meeting in the election of each individual so nominated and who has complied with this Section 13.
          (2) For any nomination to be properly brought before an annual meeting by a stockholder pursuant to Section 13(a)(1), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall set forth all information required under this Section 13 and shall be delivered to the Secretary at the principal executive office of the Corporation neither earlier than 9:00 a.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that such notice for the 2011 annual meeting of stockholders shall be delivered to the Secretary at the principal executive office of the Corporation neither earlier than 9:00 a.m., Eastern Time, on the 120th day nor later than 5:00 p.m., Eastern Time, on the 90th day before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, further, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, or in the event that no annual meeting was held the preceding year, notice by the stockholder will be timely if so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

          (3) Any stockholder’s notice delivered pursuant to Section 13(a)(2) shall set forth:
               (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;
               (ii) as to each of the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
                    (A) the class, series and number of all shares of stock or other securities of the Corporation (collectively, “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date(s) on which such Company Securities were acquired and the investment intent of such acquisition(s), and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person (whether or not such person maintains a “net long” position),
                    (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
                    (C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last twelve months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement) (w) the value of which is derived in whole or in part from the value of any Company Securities, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from changes in the value or price of any Company Securities, (y) the effect or intent of which is to mitigate loss or manage risk or benefit of changes in the value or price of any Company Securities, or (z) which provides the right to vote or increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person, with respect to any Company Securities;
                    (D) whether such stockholder, Proposed Nominee or Stockholder Associated Person is, or is not, an “interested person” of the Corporation, as such term is defined in the Investment Company Act, and the rules promulgated thereunder, and information regarding such stockholder, Proposed Nominee or Stockholder Associated Person that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

               (iii) as to each of the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clause (ii) of this Section 13(a)(3) and any Proposed Nominee,
                    (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and
                    (B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
               (iv) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director of the Corporation on the date of such stockholder’s notice; and
               (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting of stockholders to nominate the persons named in its notice.
          (4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire, which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange or over-the-counter market applicable to any Company Securities.
          (5) Notwithstanding anything in this Section 13(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
     (b) Special Meetings of Stockholders. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record from the time the stockholder gives notice provided for in this Section 13 to the time of the special meeting, who is entitled to vote at the special meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 13. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by Sections 13(a)(3) and 13(a)(4) (replacing references to “annual meeting” with “special meeting”), shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 60th day before such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 30th day before such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
     (c) General.
          (1) If information submitted pursuant to this Section 13 by any stockholder proposing a nominee for election as a director shall be inaccurate or incomplete in any material respect, such information may be deemed not to have been provided, and the nomination in respect of which such information is required by Section 13(a)(3) may be deemed not to have been made, in accordance with this Section 13. Any such stockholder shall notify the Corporation of any inaccuracy or incompleteness (within two business days of becoming aware of such inaccuracy or change) in any such information. Within five business days after the record date related to the annual or special meeting of stockholders, and upon written request by the Secretary or the Board of Directors, within five business days of delivery of such request (or such other period as may be specified in such request), any such stockholder shall provide (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy or certify the completeness of any information submitted or required to be submitted by the stockholder pursuant to this Section 13, and (ii) a written update of any information submitted by the stockholder pursuant to this Section 13 as of the record date or a date not later than such request by the Secretary or the Board of Directors. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided, and the nomination in respect of which such information is required by Section 13(a)(3) may be deemed not to have been made, in accordance with this Section 13.
          (2) Only such individuals who are nominated in accordance with this Section 13 shall be eligible for election by stockholders as directors. The Board of Directors and the chairman of the meeting shall each have the power to determine whether a nomination was made in accordance with this Section 13.
ARTICLE III
BOARD OF DIRECTORS
     SECTION 1. General Powers. Except as otherwise provided in the Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these Bylaws.
     SECTION 2. Number, Election and Term of Directors. The number of directors shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the directors then in office; provided, however, that the number of directors shall in no event be fewer than the minimum number required by the Maryland General Corporation Law (the “MGCL”) nor more than twelve (12). The Board of Directors shall be divided into three classes. Within the limits above specified, the number of directors in each class shall be determined by resolution of the Board of Directors. The term of office of the first class shall expire on the date of the first annual meeting of stockholders. The term of office of the second class shall expire one year thereafter. The term of office of the third class shall expire two years thereafter. Upon expiration of the term of office of each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 5 of this Article, and each director elected shall hold office until his successor shall have been elected and shall have qualified, or until his death, or until he or she shall have resigned or have been removed as provided in these Bylaws, or as otherwise provided by statute or the Charter. Any vacancy created by an increase in directors may be filled in accordance with Section 4 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless the director is specifically removed pursuant to the MGCL at the time of the decrease. A director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.
     SECTION 3. Resignation. A director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.

Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.
     SECTION 4. Vacancies. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder, if any. Pursuant to the Corporation’s election to be subject to Section 3-804(c) of the MGCL, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock and subject to the Investment Company Act, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. In the event that at any time a vacancy exists in any office of a director that may not be filled by the remaining directors under the Investment Company Act, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies.
     SECTION 5. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.
     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.
     SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by two (2) or more directors of the Corporation or by the Chairman of the Board or the President.
     SECTION 8. Annual Meeting. The annual meeting of the newly elected and other directors shall be held as soon as practicable after the meeting of stockholders at which the newly elected directors were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of stockholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.
     SECTION 9. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting and shall be delivered to each director, either personally, by electronic mail or other legally permissible electronic transmission or by telephone or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

     SECTION 10. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.
     SECTION 11. Quorum and Voting.
     (a) General. A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by statute, the Charter, these Bylaws, the Investment Company Act, or any other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.
     (b) Extraordinary Transactions. The affirmative vote of two-thirds of the entire Board of Directors shall be required to approve or declare advisable:
          (1) Any amendment to the Charter to make the Corporation’s common stock a “redeemable security” or to convert the Corporation, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the Investment Company Act);
          (2) The liquidation or dissolution of the Corporation and any amendment to the Charter to effect any such liquidation or dissolution; or
          (3) Any merger, consolidation, share exchange or sale or exchange of all or substantially all of the assets of the Corporation that the MGCL requires be approved by the stockholders of the Corporation.
     SECTION 12. Organization. The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as Secretary of the meeting and keep the minutes of the meeting.

     SECTION 13. Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of one (1) or more directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member.
     SECTION 14. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.
     SECTION 15. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.
     SECTION 16. Compensation. Each director shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he or she attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.
     SECTION 17. [RESERVED].
     SECTION 18. Qualification. Pursuant to the authority granted by Section 2-403 of the MGCL, in order for a person who has been elected as a director to qualify for service as a director, other than the directors elected by the holders of the Corporation’s Preferred Stock, such person, upon the occurrence of an event which, pursuant to the terms of the Charter, permits a class of preferred stockholders of the Corporation to elect a certain number of directors that would otherwise be prohibited by the limitations of Article VI of the Charter, shall resign.
     SECTION 19. Acceptance of Resignations. With respect to the resignations of directors required by Section 18, such resignations shall be accepted by the Corporation in the following manner: (a) the Corporation shall accept the resignations of the least number of directors required in order to permit such preferred stockholders to elect the appropriate number of directors as determined by the relevant provision of the Charter;

and (b) the resignations shall be accepted in the order that they were submitted to the Corporation (i.e., the resignation that was submitted to the Corporation first in time shall be accepted first by the Corporation, and so on). In the event that two or more resignations were submitted at the same time, the acceptance of one or the other resignation shall be at the discretion of the Corporation.
     SECTION 20. Restrictions on Amendment of Certain Provisions. Provisions of Sections 18 and 19 may not be amended by the directors of the Corporation, only by a vote of holders of a majority of the shares of stock of the Corporation.
ARTICLE IV
OFFICERS, AGENTS AND EMPLOYEES
     SECTION 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary and a Treasurer and Principal Financial Officer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one (1) or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, but no officer shall execute, acknowledge or verify in more than one (1) capacity any instrument required by law to be executed, acknowledged or verified in more than one capacity. Officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he or she shall have resigned or have been removed, as provided in these Bylaws. The Board of Directors may from time to time elect such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and may appoint, or delegate to the President the power to appoint, such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.
     SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.
     SECTION 3. Removal of Officer or Agent. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby. The Board may delegate the power of removal as to agents not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer or agent of the Corporation shall not of itself create contract rights.
     SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment to the office.
     SECTION 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his control.
     SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.
     SECTION 7. President. The President shall be the Chief Executive Officer of the Corporation. In the absence or inability of the Chairman of the Board (or if there is none) to act, the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he or she may delegate these powers.
     SECTION 8. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.
     SECTION 9. Treasurer and Principal Financial Officer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer and Principal Financial Officer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation’s funds and securities; he or she shall have the full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he or she shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he or she shall perform all duties incident to the office of Treasurer and Principal Financial Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

     SECTION 10. Secretary. The Secretary shall:
          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;
          (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;
          (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such Certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;
          (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
          (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.
     SECTION 11. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties; or any of them, of such officer upon any other officer or upon any director.
ARTICLE V
STOCK
     SECTION 1. Stock Certificates. Unless otherwise provided by the Board of Directors, each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates representing the shares of stock held by such holder. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
     SECTION 2. Stock Ledger. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the shareholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.
     SECTION 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.
     SECTION 4. Regulations. The Board of Directors may authorize the issuance of uncertificated securities. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.
     SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his legal representative) of a lost, destroyed or mutilated certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.
     SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The Board may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment rights or interests.
ARTICLE VI
INDEMNIFICATION, ADVANCE OF EXPENSES AND INSURANCE
     SECTION 1. Indemnification of Directors and Officers. Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such action, suit or proceeding to the full extent permissible under the MGCL, the Securities Act of 1933, as amended, and the Investment Company Act, as those statutes are now or hereafter in force, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”).
     SECTION 2. Advances. Any current or former director or officer of the Corporation claiming indemnification within the scope of this Article VI shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him or her in connection with proceedings to which he or she is a party in the manner and to the full extent permissible under the MGCL, the Securities Act of 1933, as amended, and the Investment Company Act, as those statutes are now or hereafter in force; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Corporation who are neither “interested persons” as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the proceeding (“disinterested non-party directors”), or independent legal counsel, in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

     SECTION 3. Procedure. At the request of any current or former director or officer, or any employee or agent whom the Corporation proposes to indemnify, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the MGCL, the Securities Act of 1933, as amended, and the Investment Company Act, as those statutes are now or hereafter in force, whether the standards required by this Article V have been met; provided, however, that indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.
     SECTION 4. Indemnification of Employees and Agents. Employees and agents who are not officers or directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, in accordance with the procedures set forth in this Article V to the extent permissible under the MGCL, the Securities Act of 1933, as amended, and the Investment Company Act, as those statutes are now or hereafter in force, and to such further extent, consistent with the foregoing, as may be provided by action of the Board of Directors or by contract.
     SECTION 5. General; Other Rights. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The indemnification provided by this Article VI shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
     SECTION 6. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, and reasonable expenses incurred by him or her in connection with proceedings to which he or she is made a party, provided that no insurance may be obtained by the Corporation for liabilities against which the Corporation is specifically prohibited from indemnifying him or her under this Article VI or applicable law.

ARTICLE VII
SEAL
     The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words “Corporate Seal” and “Maryland” and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)” adjacent to the signature of the authorized officer of the Corporation.
ARTICLE VIII
FISCAL YEAR
     SECTION 1. Fiscal Year. The Corporation’s fiscal year shall be fixed by the Board of Directors.
     SECTION 2. Accountant.
     (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants of national reputation as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant’s certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders’ meeting called for that purpose.
     (b) A majority of the members of the Board of Directors who are not “interested persons” (as such term is defined in the Investment Company Act) of the Corporation shall select the Accountant at any meeting held within 30 days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders’ meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual stockholders’ meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation’s outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for that purpose.
     (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not “interested persons” of the Corporation, as that term is defined in the Investment Company Act, at a meeting called for the purpose of voting on such action.

ARTICLE IX
CUSTODY OF SECURITIES
     SECTION 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the Investment Company Act, and the rules of the Securities and Exchange Commission thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.
     SECTION 2. Termination of Custodian Agreement. Upon termination of the Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock entitled to vote of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.
ARTICLE X
AMENDMENTS
     These Bylaws may be amended or repealed by the affirmative vote of two-thirds of the entire Board of Directors at any regular or special meeting of the Board of Directors, subject to the requirements of the Investment Company Act.

As adopted, June 6, 1986
and as amended, March 19, 1998,
May 16, 2001, May 12, 2004, February 26,
2009, January 15, 2010 (Amendment No. 1),
and December 3, 2010.